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                                                                      Exhibit 23
                        Consent of Independent Auditors

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Unisys Corporation of our report dated January 14, 1999 (except for the fourth paragraph of Note 16, as to which the date is January 21, 1999), included in the 1998 Annual Report to Stockholders of Unisys Corporation.

Our audits also included the financial statement schedule of Unisys Corporation listed in Item 14(a). This schedule is the responsibility of Unisys Corporation's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as whole, presents fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the following Registration
Statements: (1) Registration Statement (Form S-8 No. 33-7893) pertaining to the Burroughs LTIP, (2) Registration Statement (Form S-8 No. 33-4317) pertaining to the Burroughs 1985 Payroll Deduction Stock Purchase Plan, (3) Registration Statement (Form S-3 No. 33-25715) of Unisys Corporation, (4) Registration Statement (Form S-8 No. 33-3937) pertaining to the Burroughs LTIP, (5) Registration Statement (Form S-8 No. 2-63842) pertaining to the Burroughs LTIP,
(6) Registration Statement (Form S-8 No. 33-38711) pertaining to the Unisys Savings Plan, (7) Registration Statement (Form S-8 No. 33-38712) pertaining to the Unisys Retirement Investment Plan II, (8) Registration Statement (Form S-8 No. 33-38713) pertaining to the Unisys Retirement Investment Plan, (9) Registration Statement (Form S-8 No. 33-40259) pertaining to the Unisys LTIP,
(10) Registration Statement (Form S-3 No. 33-51747) of Unisys Corporation, (11) Registration Statement (Form S-3 No. 333-20373) of Unisys Corporation, (12) Registration Statement (Form S-3 No. 333-51885) of Unisys Corporation, (13) Registration Statement (Form S-8 No. 333-51887) pertaining to the Unisys LTIP and (14) Registration Statement (Form S-8 No. 333-51889) pertaining to the Unisys Global Employee Stock Purchase Plan; of our report dated January 14, 1999 (except for the fourth paragraph of Note 16, as to which the date is January 21, 1999), with respect to the consolidated financial statements incorporated herein by reference and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Unisys Corporation.

/s/ ERNST & YOUNG LLP
Philadephia, Pennsylvania
March 2,1999